                                                                   EXHIBIT 10.14

                                (JP MORGAN LOGO)

                               JPMORGAN CHASE BANK
                           717 TRAVIS, 6TH FLOOR NORTH
                              HOUSTON, TEXAS 77002

                                February 5, 2004

Sunset Financial Resources, Inc.
4231 Walnut Bend
Jacksonville, Florida  32257

Attention: Mr. John Bert Watson


Ladies and Gentlemen:

         Sunset Financial Resources ("Sunset") has requested that JPMorgan Chase Bank. ("JPMCB") agree to structure, arrange and provide a senior revolving credit facility in an aggregate amount of up to $250,000,000 (the "Facility"), with JPMCB agreeing to serve as administrative agent ("Administrative Agent") for the Facility.

         JPMCB is pleased to advise you of its commitment to provide the Facility upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

         It is agreed that JPMCB will act as the sole and exclusive Administrative Agent for the Facility and will, in such capacity, perform the duties and exercise the authority customarily performed and exercised by it in such role. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet) will be paid in connection with the Facility unless you and we shall so agree.

         JPMCB's commitment hereunder is subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of Sunset and its subsidiaries, taken as a whole, (b) our completion of and satisfaction in all respects with a due diligence investigation of Sunset, (c) our not becoming aware after the date hereof of any information or other matter affecting Sunset or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (d) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our judgment, could materially impair the Facility, (e) prior to the closing of the Facility, Sunset shall appoint a Chief Information Officer with such appointment subject to approval by JPMCB, (f) completion of the initial public offering of up to $100 million of Sunset common stock with the proceeds

Sunset Financial Resources, Inc.
February 5, 2004
Page 2

from the public offering to be used to purchase residential mortgage loans, (g) the negotiation, execution and delivery of definitive documentation with respect to the Facility satisfactory to JPMCB and its counsel and (h) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of JPMCB's commitment hereunder and of the Facility are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of JPMCB and Sunset.

         You agree to indemnify and hold harmless JPMCB, its respective affiliates and their respective officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facility, the use of the proceeds thereof or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct, unlawful conduct or gross negligence of such indemnified person. YOU AGREE THAT THE INDEMNITY CONTAINED IN THE PRECEDING SENTENCE EXTENDS TO AND IS INTENDED TO COVER LOSSES AND RELATED EXPENSES ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY INDEMNIFIED PERSON. You also agree to reimburse JPMCB, and its affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and reasonable fees and reasonable charges and disbursements of counsel) incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems or for any special, indirect, consequential or punitive damages in connection with the Facilities.

         This Commitment Letter shall not be assignable by you without the prior written consent of JPMCB (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and JPMCB. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of manually executed counterpart hereof. This Commitment Letter, between you and JPMCB is the only agreements that has been entered into among us with respect to the Facility and set forth the entire understanding of the parties with

Sunset Financial Resources, Inc.
February 5, 2004
Page 3


respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of Texas.

         You acknowledge that JPMCB may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. JPMCB will not use or disclose confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by it of services for other companies, and JPMCB will not furnish any such information to other companies. You also acknowledge that JPMCB has no obligation to you in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by JPMCB from other companies.

         This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter or the Term Sheet nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except
(a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply after this Commitment Letter has been accepted by you.

         The reimbursement, indemnification and confidentiality provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or JPMCB's commitment hereunder; provided, that your obligations under this Commitment Letter, other than those arising under the third and ninth paragraphs hereof, shall automatically terminate and be superseded by the provisions of the definitive documentation relating to the Facility upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time.

         THIS COMMITMENT LETTER, THE ATTACHED TERM SHEET AND ALL EXHIBITS, SCHEDULES AND OTHER ATTACHMENTS HERETO AND THERETO CONSTITUTE A "LOAN AGREEMENT" FOR PURPOSES OF SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet by returning to us executed counterparts hereof not later than 5:00 p.m., Central Daylight Time, on February 6, 2004. JPMCB's commitment and agreements herein will expire at such time in the event JPMCB has not received such executed counterparts and such amounts in accordance with the immediately preceding sentence. Upon execution, the effective date of this commitment is January 21, 2004.

Sunset Financial Resources, Inc.
February 5, 2004
Page 4


         JPMCB is pleased to have been given the opportunity to assist you in connection with this important financing.


                                      Very truly yours,

                                      JPMORGAN CHASE BANK


                                      By: /s/ THANH ROETTELE
                                         ---------------------------------------
                                      Name: Thanh Roettele
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------


Agreed:

SUNSET FINANCIAL RESOURCES, INC.


By: /s/ J. BERT WATSON
   -----------------------------------------
Name: J. Bert Watson
     ---------------------------------------
Title: President / CEO
      --------------------------------------

CONFIDENTIAL                                    SUNSET FINANCIAL RESOURCES, INC.
================================================================================

                         SUMMARY OF TERMS AND CONDITIONS

THE FOLLOWING SUMMARY OF INDICATIVE TERMS AND CONDITIONS IS PROVIDED FOR DISCUSSION PURPOSES ONLY AND DOES NOT CONSTITUTE A COMMITMENT TO LEND OR AN AGREEMENT TO ISSUE A COMMITMENT. ITS TERMS ARE NOT ALL-INCLUSIVE. ADDITIONS AND CHANGES MAY BE MADE AS JPMORGAN CHASE BANK AND ITS COUNSEL DEEM NECESSARY, PRUDENT OR DESIRABLE. NO AGREEMENT (ORAL OR OTHERWISE) THAT MAY BE REACHED DURING NEGOTIATIONS SHALL BE BINDING UPON THE PARTIES UNTIL A FINAL COMMITMENT LETTER HAS BEEN ISSUED BY THE LENDER AND ACCEPTED BY THE BORROWER. THE SUMMARY OF INDICATIVE TERMS AND CONDITIONS SHALL BE KEPT CONFIDENTIAL, SHALL NOT BE REPRODUCED OR DISCLOSED, AND SHALL NOT BE USED BY YOU OTHER THAN IN CONNECTION WITH EVALUATING THE TRANSACTION DESCRIBED HEREIN.


BORROWER:                  Sunset Financial Resources ("Sunset" or the
                           "Borrower").

LENDER:                    JPMorgan Chase Bank ("JPMorgan" or "Lender").

COLLATERAL AGENT:          JPMorgan Chase Bank ("JPMorgan" or "Agent").

FACILITY:                  $250,000,000 Secured Revolving Mortgage Warehouse
                           Facility (the "Facility" or "Total Facility Amount").

PURPOSE: To warehouse residential mortgage loans for which the Agent has received, or in the case of Wet Loans will receive, required documents

SUBLIMITS:                 The Warehouse Facility will have the following
                           sublimit:

                           CONFORMING SUBLIMIT: Up to 100% of the Warehouse Facility may be used to finance Conforming Loans;

                           ALT-A SUBLIMIT: Up to 100% of the warehouse facility may be used to fund Alt-A loans. Alt-A loans will have a minimum FICO score of 630 and an average FICO of 680 with a maximum LTV of 95%.

                           WET SUBLIMIT: Up to 30% of the warehouse facility, increasing to 40% for the first five and last five business days of the month, may be used to fund loans which have closed and whose documents are in transit to the Agent. Loan documents are to be delivered to the Agent within seven (7) business days of the funded date.

                           (Specific collateral limits are discussed in the Eligible Collateral section)

ADVANCE RATES:             For all loans:

                                o 98% of the lesser of: (a) the actual amount funded by the Borrower (less discount points, if applicable); (b) the approved investor take-out price; (c) the net cash amount the Borrower paid for the loan; or
                                    (d) the unpaid principal amount of the
                                    underlying loan, not to exceed par.

                                    IN CONNECTION WITH THE INVOCATION BY THE
                                    LENDER OF ITS RIGHT AT ANY TIME TO MARK TO
                                    MARKET ANY ONE OR MORE LOANS, THE ADVANCE
                                    RATE SHALL BE THE LESSER OF (a) THE
                                    COLLATERAL VALUE STATED ABOVE; OR (b) 95% OF
                                    THE MARKET VALUE AS DETERMINED BY THE LENDER
                                    WHEN MARKING SUCH LOAN(S) TO MARKET.



                                   Page 1 of 7
(JP MORGAN LOGO)

CONFIDENTIAL                                    SUNSET FINANCIAL RESOURCES, INC.
================================================================================

SECURITY:                  Perfected first lien on all residential mortgage
                           loans funded under the Facility (including "Wet" loans) and all rights, takeout commitments (including hedge instruments) and all sale proceeds related thereto, including an assignment of takeout commitment. Collateral may be released to an Investor by the Agent (in its capacity as documents custodian) on a bailee letter or pursuant to bailee agreement.
                           All loans will be shipped directly to the permanent
                           Investors by the custodian. Collateral released on a bailee letter or pursuant to a bailee agreement shall not be outstanding beyond 45 days. All payments from Investors must come directly to the Lender. Borrower will provide Lender a list of Investors for approval.

ELIGIBLE COLLATERAL:       Customary criteria, including:

                           Collateral Limits:

                              o "Jumbo" mortgage loans are limited to no more than 75% of the Warehouse Facility and "Super Jumbo" loans to no more than 10%. A "Jumbo" mortgage loan is a conforming loan in all respects except for principal balance. "Jumbo" is any loan that exceeds conforming limits (therefore "non-conforming") up to and including $650,000. A "Super Jumbo" mortgage loan is non-conforming mortgage loan with a principal balance greater than $650,000 and less than $1,500,000
                                      (loans in excess of $1,500,000 are
                                      subject to Lender approval on a case by
                                      case basis);

                              o No mortgage shall qualify as eligible if its Cumulative Loan to Value Ratio is above 100% (excluding FNMA eligible "Flex 100" loans. FNMA allows 100%LTV plus a 3% second so that CLTV may total 103%);

                              o To the extent that any mortgage loan has a loan-to-value ratio in excess of 80%, such loan will be covered by mortgage insurance.

                              o Non-owner occupied residential mortgages are limited to no more than 5.0% of the Warehouse Facility;

                              o       Townhouse/Condominium loans cannot
                                      exceed 5% of the Facility amount;

                              o Each mortgage loan has been originated for no more than 60 days prior to the Original Pledge Date except for $5MM of the Total Facility Amount which may be originated up to 90 days prior;

                              o Each mortgage loan has been pledged for no more than 120 days from the Original Pledge Date except for 20% of the Total Facility Amount which may be funded for up to 180 days;

                              o Pledged mortgage loans shall not be 30 days or more delinquent or contain any other material default;

                              o Notes or other material documents sent out for correction must be returned to the custody of the Agent within 10 Business days;

                              o Residential mortgage loans to affiliates, corporations, rehabilitation, commercial, construction loans, mobile homes, manufactured homes, or partnerships are not permitted;

                              o The following collateral types will not be eligible for warehousing under this facility: (i) Section 32 Loans, and (ii) Loans with Single Premium Life Insurance.

(JP MORGAN LOGO)

CONFIDENTIAL                                    SUNSET FINANCIAL RESOURCES, INC.
================================================================================

DOCUMENTATION:             For each mortgage loan warehoused:

                           a) The Borrower will deliver to the Lender a document
                              package comprised of:

                              o     The original, executed note;

                              o A recorded original (or if in the process of recordation, a certified copy of) the Deed of Trust;

                              o     An original assignment in blank, in
                                    recordable format, plus any intervening
                                    assignments if applicable;

                              o A copy of the first and last page of the appraisal (except for "stated value" loans which do not have an appraisal).

                           b) The Borrower will hold in trust for the Lender:

                              o     Title Policy Commitment;

                              o     Original take-out Commitments, if
                                    applicable;

                              o     Original insurance policy; and,

                              o     All other original documents.

                           c) For Borrowings under the Wet Sublimit, the
                              Borrower will provide to the Agent, a list, certified by an authorized officer of the Borrower, of those loans which qualify for funding under the Wet Sublimit, setting out the Borrower Name, Property Address, Note Amount, Note Date,
                              Note Interest Rate, and the Loan Number.

INTEREST RATES:

                           At the Borrower's option:

                           For all borrowings:

                              - 30-day reserve-adjusted LIBOR, floating daily, plus 1.125% or

                              -  Alternate Base Rate (JPMorgan Prime plus
                                 .125%);

FACILITY FEE:              25.0 bps on the total Warehouse Facility (whether
                           used or unused), payable quarterly in advance.

MATURITY:                  364 days from date of Closing Date.

REPAYMENT:                 All interest is payable monthly in arrears and is due
                           by the fifteenth of the following month. Principal is due at maturity.

OPTIONAL
PREPAYMENTS:               No restrictions and no penalty.

MANDATORY
PREPAYMENTS:               Mandatory prepayments or the pledge of additional
                           appropriate collateral will be required in the amounts by which the amount outstanding under the Warehouse Facility exceeds the borrowing base.

(JP MORGAN LOGO)

CONFIDENTIAL                                    SUNSET FINANCIAL RESOURCES, INC.
================================================================================

CONDITIONS
PRECEDENT TO
INITIAL BORROWING:         Customary for facilities and transactions of this
                           nature, including but not limited to:

                           1) Execution of proposed initial public offering of
                              Sunset of not less than $100,000,000 on terms and conditions described in the preliminary offering memorandum and reasonably satisfactory to the Lender.

                           2) Execution and delivery of all documentation
                              satisfactory to the Lender and its counsel (the "Credit Documentation").

                           2) Absence of Default

                           3) Accuracy of representations and warranties;

                           4) Receipt of valid security interest;

                           5) Legal opinion from counsel of Borrower
                              satisfactory to Lender;

                           6) List of investors approved by the Lender;

                           7) Approved Hiring of Chief Investment Officer;

CONDITIONS
PRECEDENT TO
ALL BORROWINGS:            Customary for facilities and transactions of this
                           nature, including, but not limited to:

                           1) All representations and warranties are true on and
                              as the date of the borrowing as though made on and as such date;

                           2) No event of default, or event which with the
                              giving notice or lapses of time or both would be an event of default, has occurred and is continuing, or would result from such purchase.

                           3) An applicable borrowing base certificate, with
                              which the Borrower is in compliance after giving effect to such borrowing;

                           4) The borrowing will not contravene any applicable
                              law.

REPRESENTATIONS
AND WARRANTIES:            Customary for facilities and transactions of this
                           nature, including, but not limited to financial statements and other information, no material adverse changes, litigation, compliance with laws (including
                           ERISA and government agencies), insurance, taxes, maintenance of approved seller servicer standing with agencies, properties and licenses.

EVENTS OF
DEFAULT: The Credit Documentation will contain customary default provisions appropriate in the context of the proposed transaction, including but not limited to the following:

                               o Failure to pay principal, interest or fees when due;

                               o Failure to comply with any covenant of the Credit Agreement or the Security Agreement (subject to permitted grace period);

                               o Material Breach of any Representation or Warranty in the purchase agreement or any other document delivered to the Lender or Agent;

                               o   Bankruptcy or insolvency of the Borrower;

                               o Material change in the management of the Borrower;

(JP MORGAN LOGO)

CONFIDENTIAL                                    SUNSET FINANCIAL RESOURCES, INC.
================================================================================


                               o Failure of the borrower to pay any debt when due, or upon the acceleration of such indebtedness, or upon a default under or in respect of such indebtedness which would, with or without the giving of notice or lapse of time or both, permit its acceleration; o

                               o Any Plan falling under ERISA guidelines shall be terminated, or proceedings terminating such a plan shall be initiated; and

                               o   Any money judgment, writ or warrant of
                                   attachment, or similar process involving more than $1,000,000 shall be entered or filed, and shall remain unvacated, undischarged, unbonded, or unstayed for a period of 60 days or later than 5 days before the date of any proposed sale thereunder.

COVENANTS:                 Those negative, affirmative and financial covenants
                           customarily found in credit agreements appropriate in the context of the proposed transaction and in any event including, but not limited to the following:

                           General:

                               o Provision of Financial Statements, including monthly company prepared financial statements provided within 30 days of month end and audited annual financial statements provided within 90 days of fiscal year end;

                               o   Without the approval of the Agent, no
                                   guaranty by the Borrower of any indebtedness other than for warehouse or repurchase debt for mortgage loans;

                               o Restrictions on sale or other disposition of assets;

                               o Restrictions on any significant change in accounting treatment and reporting practices except as permitted by GAAP consistently applied;

                               o Sunset will underwrite loans in compliance with their Underwriting Guidelines, which shall not be materially changed without written consent of JP Morgan.

                               o   No mergers or acquisitions in which the
                                   Borrower is not the surviving entity;

                               o Sunset will maintain its status as a Real Estate Investment Trust.

                           Financial:

                           The Borrower will:

                           1) Maintain a minimum required Adjusted Tangible Net Worth at all times of [85% OF ATNW AT CLOSING].

                           2) Maintain a ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth, as of the end of each month, of no more than 4:1.

(JP MORGAN LOGO)

CONFIDENTIAL                                    SUNSET FINANCIAL RESOURCES, INC.
================================================================================

                           3) Maintain a ratio of Total Liabilities (including Recourse and Non-Recourse Liabilities) to Adjusted Tangible Net Worth, as of the end of each month, of no more than 10:1.

                           3) Maintain a minimum required Net Income of $1.00 per quarter.

                           4) Maintain a minimum required Liquidity of $15,000,000 defined as unencumbered cash plus any unfunded eligible collateral that is available to be funded under a committed warehouse line of credit.

                           Adjusted Tangible Net Worth will be defined as GAAP Net Worth less intangible assets, exclusive of the impact of FASB 133 adjustments on Other Comprehensive Income, plus qualified subordinated debt.

ASSIGNMENTS
AND PARTICIPATIONS:        The Lender shall be permitted to assign and sell
                           participations in their Loans and commitments, subject, in the case of assignments (other than to another Lender or to of a Lender Affiliate (as defined below), to the consent of the Lender. In the case of partial assignments (other than to another
                           Lender or to a Lender Affiliate), the minimum assignment amount shall be $10,000,000 unless otherwise agreed by the Lender and, in the absence of a default, the Borrower. Participants shall have the same benefits as the Lender with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under "Voting" above.
                           Pledges of Loans in accordance with applicable law shall be permitted without restriction.

                           "Lender Affiliate" means, (a) with respect to any Lender, (i) an affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of business and is administered or managed by a Lender or an affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

YIELD PROTECTION:          The Credit Documentation shall contain customary
                           provisions (a) protecting the Lender against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes.

EXPENSES AND
INDEMNIFICATION:           The Borrower shall pay (a) all reasonable
                           out-of-pocket expenses of the Lender associated with the syndication of the Facility (including but not limited to a collateral audit and servicing appraisal to be performed by a third party auditor/appraiser selected by Lender) and the preparation, execution, delivery and administration of the Credit
                           Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel) and (b) all out-of-pocket expenses of the Lender (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Credit
                           Documentation.

(JP MORGAN LOGO)

CONFIDENTIAL                                    SUNSET FINANCIAL RESOURCES, INC.
================================================================================


                           The Lender (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).


GOVERNING LAW
AND FORUM:                 State of Texas


YOU ACKNOWLEDGE THAT JPMORGAN AND/OR JPMSI MAY BE PROVIDING DEBT FINANCING, EQUITY CAPITAL OR OTHER SERVICES (INCLUDING FINANCIAL ADVISORY SERVICES) TO OTHER COMPANIES IN RESPECT OF WHICH YOU MAY HAVE CONFLICTING INTERESTS REGARDING THE TRANSACTION DESCRIBED HEREIN AND OTHERWISE. JPMORGAN AND/OR JPMSI WILL NOT USE CONFIDENTIAL INFORMATION OBTAINED FROM YOU BY VIRTUE OF THE TRANSACTION CONTEMPLATED BY THIS TERM SHEET OR THEIR OTHER RELATIONSHIPS WITH YOU IN CONNECTION WITH THE PERFORMANCE BY JPMORGAN AND/OR JPMSI OF SERVICES FOR OTHER COMPANIES, AND JPMORGAN AND/OR JPMSI WILL NOT FURNISH ANY SUCH INFORMATION TO OTHER COMPANIES. YOU ALSO ACKNOWLEDGE THAT NEITHER JPMORGAN AND/OR JPMSI HAS ANY OBLIGATION TO USE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS TERM SHEET, OR TO FURNISH TO YOU, CONFIDENTIAL INFORMATION OBTAINED FROM OTHER COMPANIES.

(JP MORGAN LOGO)